UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2014

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APT MOTOVOX GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	333-165406	27-1668227
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation)

8844 Hillcrest Road, Kansas City, Missouri 64138
(Address of Principal Executive Office) (Zip Code)

816-767-8783
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.

On August 13, 2014, APT MotoVox Group, Inc., (the “Company”) announced that it signed a Stipulation to Modify Order for Approval of Stipulation for Settlement of Claims with Ironridge Global, IV, Ltd. (“IronRidge”).

On August 19, 2014, the Superior Court of the State of California for the County of Los Angeles – Central District approved the Order Modifying Prior Order for Approval of Stipulation for Settlement of Claims (“New Order”).

The New Order is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On August 20, 2014, the Company issued a convertible promissory note in the amount of $200,000 to WHC Capital LLC ("WHC") pursuant to an exchange agreement whereby two purchased notes valued at $150,000.00 each were assigned to WHC by the Lawrence A. Carrell Trust.  The notes were originally issued by American Performance Technologies, LLC, a wholly owned subsidiary of the Company.  The Company is to pay the principal amount plus 9% interest on August 20, 2015, to the extent that such principal amount and interest has not been repaid or converted into the Company’s Common Stock.

The Convertible Promissory Note is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The Debt Securities Assignment and Purchase Agreement is being furnished as Exhibit 99.3 to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities

The Company will issue 64,102,565 shares of the Company’s common stock to WHC Capital, LLC (“WHC”) pursuant to an exchange agreement signed on August 20, 2014.  $50,000 of the $200,000 principal balance will be converted.  The shares are authorized for issuance under Section 3(a)(9) of the Securities Act of 1933.

The Securities Exchange and Settlement Agreement is being furnished as Exhibit 99.4 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1, Order Modifying Prior Order for Approval of Stipulation for Settlement of Claims, dated August 19, 2014.

Exhibit 99.2, Convertible Promissory Note, dated August 20, 2014.

Exhibit 99.3, Debt Securities Assignment and Purchase Agreement, dated August 20, 2014.

Exhibit 99.4, Securities Exchange and Settlement Agreement, dated August 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

APT MOTOVOX GROUP, INC.

Date: August 22, 2014	By:	/s/ TROY A. COVEY
Troy A. Covey President, Director and Principal Executive Officer